AVNET, INC.

LIMITED POWER OF ATTORNEY

FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents that the undersigned hereby makes,

constitutes

and appoints each of Erin Lewin, Kevin Moriarty and Michael McCoy,

each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf

of and in the name, place and stead of the undersigned to:

(1) prepare and execute Forms 3, 4 and 5 (including any

amendments thereto)

with respect to the common stock of Avnet, Inc., a New York

corporation (the "Company"), and to file the same with the United

States Securities and Exchange Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and

the rules and regulations promulgated thereunder,as amended from time to time (the "Exchange Act") and the Sarbanes-Oxley Act of 2002;

(2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the

Company's common stock from any third party, including brokers,

employee benefit plan administrators and trustees, and the

undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3) perform any and all other acts (including, but not limited to,

The filing of Form ID to obtain EDGAR Access Codes) which in the discretion of such attorney-in-fact are necessary or desirable for

and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(a) any documents prepared and/or executed by any of such attorneys-

in-fact on behalf of the undersigned pursuant to this power of attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion,

deems necessary or desirable;

(b) this power of attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;

(c) neither the Company nor any of such attorneys-in-fact assumes (i)

any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the

undersigned for any failure to comply with such requirements, or

(iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

(d) this power of attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16(a) of the Exchange Act. The

undersigned hereby gives and grants each of the foregoing

attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or

appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present,

hereby ratifying all that each such attorney-in-fact of,

for and on behalf of the undersigned shall lawfully do or cause to be done by virtue of this power of attorney.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the

Corporate Secretary of the Company.

IN WITNESS WHEREOF, the undersigned has caused this power of attorney to be executed as of this 9th day of May, 2014.

/s/ Ray M. Robinson

Signature

Ray M. Robinson

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